1
EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
We
consent to
the incorporation
by reference
in Registration
Statements on
Form S-3
(No. 333-209516)
and on Form
S-8 (Nos.
333-
212157, 333-181178,
333-155764, 333-106661,
and 333-106656)
of First BanCorp.
of our
report dated
February 27, 2026
relating to
the consolidated
financial statements
and effectiveness
of internal control
over financial reporting
appearing in this
Annual Report
on
Form 10-K of First BanCorp.,
for the year ended December 31, 2025.
/s/ Crowe LLP
Atlanta, Georgia
February 27, 2026